Exhibit 99.1
Bally's Corporation Announces Fourth Quarter and Full Year 2022 Results
PROVIDENCE, R.I., - February 23, 2023 - Bally’s Corporation (NYSE: BALY) today reported financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Full Year 2022 Financial Highlights

•Revenue of $576.7 million and $2.3 billion, respectively
•Net loss of $487.5 million and $425.5 million, respectively, includes non-cash goodwill and asset impairment charges of $464.0 million
•Adjusted EBITDA of $145.8 million and $548.5 million, respectively
•Adjusted EBITDAR of $164.4 million and $601.8 million, respectively

Robeson Reeves, current Bally’s President – Interactive, and incoming Chief Executive Officer, said, “As previously reported in our preliminary release of these financial results, we are pleased to have achieved record results in both our Casinos & Resorts and International Interactive segments. Our core businesses continue to generate fantastic cash flows. UK revenue grew 12% organically in the fourth quarter as regulations continue to play through, while in December, Asia saw positive year-over-year organic growth, proving that our initiatives to maintain a competitive advantage in that market are effective. We remain committed to taking a deep dive approach in North America to ensure that investments we make in sports have a near-term path to profitability. In iCasino states, we’ve increased our market share in both New Jersey and Ontario as we integrate this business in a scalable way.”

George Papanier, current Bally’s President – Casinos & Resorts, and incoming Bally’s President, said, “As previously noted, Casinos & Resorts saw continued momentum across the portfolio during the fourth quarter. We also broke ground on our temporary facility in Chicago, which we expect will contribute to the business in the second half of 2023. Though Atlantic City generated a loss during a slower fourth quarter, it continues to progress, and we expect the property to be profitable in 2023. Significant capital expenditures toward property improvements will decrease in 2023 as we focus on generating cash flows to invest in long-term growth opportunities for the entire Bally’s portfolio. Finally, business momentum continues to be strong into 2023, with no slowdown in the consumer, as we continue to closely monitor market macro dynamics.”

Summary of Financial Results

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
Revenue	$576,689	$547,665	$2,255,705	$1,322,443
Net loss	$(487,529)	$(115,289)	$(425,546)	$(114,697)
Adjusted EBITDA(1)	$145,818	$118,696	$548,515	$329,902
(1) Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

2023 Guidance

Bally’s is reaffirming the guidance it provided on February 13, 2023 for the year ending December 31, 2023 and estimates revenue in the range of $2.5 billion to $2.6 billion and Adjusted EBITDAR in the range of $660 million to $700 million, which includes approximately $124 million of rent expense (cash rent of $119 million) and a range of $40 million to $50 million of Adjusted EBITDA losses in North America Interactive. Bally’s guidance is based on current plans and expectations and contains a number of assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those discussed under “Cautionary Note Regarding Forward-Looking Statements” set forth below.

Capital Return Program

During the fourth quarter, Bally's repurchased 0.9 million shares of its common stock for an aggregate purchase price of $20.8 million - for the full year, we repurchased 6.6 million shares. Bally's currently has $190.4 million available for use under its capital return program, subject to limitations in its regulatory and debt agreements.

Completed Sale Lease Back on January 3, 2023 for Bally's Tiverton and Hard Rock Biloxi

On January 3, 2023, Bally's completed its previously announced sale leaseback transaction with GLPI for the land and real estate assets of Bally’s Tiverton and Hard Rock Biloxi for total net proceeds of $609.1 million, including a $200.0 million advance deposit received during the third quarter of 2022. The transaction is a tax-free capital contribution and a substantial portion of the proceeds will be applied to reduce the Company’s debt.

Goodwill and Asset Impairment Charges

In the fourth quarter of 2022, Bally’s recorded a non-cash impairment charge of $390.7 million as a result of its annual goodwill and asset impairment analysis related to its North America Interactive segment, primarily related to the Bet.Works and Monkey Knife Fight acquisitions. Additionally, we recorded a non-cash impairment charge of $73.3 million in the International Interactive segment related to a long-standing indefinite lived trademark acquired as part of the Gamesys acquisition that is being deemphasized for other newer brands in Asia and Rest of World.

Leadership Transition

On February 13, 2023, Bally’s announced that Lee Fenton, CEO, will step down and Robeson Reeves, President – Interactive, will take over as CEO, effective March 31, 2023. Additionally, George Papanier, long-time Bally’s executive, will become Bally’s sole President.

Update on Bally Sports

Bobby Lavan, Bally’s Chief Financial Officer, provided commentary on recent news reports regarding Diamond Broadcast Group. “In 2020, Bally’s acquired naming rights over Diamond’s regional sports networks. Sinclair Broadcast Group separately agreed to promote the Bally’s brand over Sinclair networks. However, the Bally’s brand and naming rights are owned by Bally’s alone. Bally’s has no liability related to Diamond’s debt and Diamond holds no equity or other ownership rights in Bally’s. We continue to monitor the Diamond situation closely and look forward to working with the new management team. Bally’s will continue to promote its brand through multiple means, including our national portfolio of Bally’s branded casinos, various media partnerships like that with Sinclair and the Tennis Channel and our global digital portfolio.”

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA and Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for the Company’s Casinos & Resorts segment plus rent expense associated with triple net operating leases.

Management has historically used Adjusted EBITDA when evaluating operating performance because the Company believes that this metric is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in the Company’s industry and a principal basis for valuing such companies as well. Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide reconciliations of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculations of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined could potentially be significant to the calculation of Adjusted EBITDAR.

Fourth Quarter Conference Call
Bally’s fourth quarter 2022 earnings conference call and audio webcast will be held today, Thursday, February 23, 2023 at 4:30 p.m. EST. To access the conference call, please dial (800) 245-3047 (U.S. toll-free) and reference conference ID BALYQ422. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally’s Corporation
Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 15 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 18 states. It also owns Bally’s Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform and Bally Casino, a growing iCasino platform.

With 10,500 employees, Bally’s casino operations include approximately 15,000 slot machines, 600 table games and 5,300 hotel rooms. Upon completing the construction of a temporary casino facility in Chicago, IL and a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and/or manage 17 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the SEC and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Robert Lavan	Richard Goldman
Chief Financial Officer	Kekst CNC
401-475-8564	646-847-6102
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Gaming	$461,601	$458,926	$1,846,124	$1,053,492
Non-gaming	115,088	88,739	409,581	268,951
Total revenue	576,689	547,665	2,255,705	1,322,443

Operating (income) costs and expenses:
Gaming	192,459	218,031	812,918	407,032
Non-gaming	55,803	42,727	196,318	128,047
General and administrative	245,906	253,982	774,940	544,521
Impairment charges	463,978	—	463,978	4,675
Depreciation and amortization	73,052	77,283	300,559	144,786
Total operating costs and expenses	1,031,198	592,023	2,548,713	1,229,061
(Loss) income from operations	(454,509)	(44,358)	(293,008)	93,382

Other income (expense):
Interest expense, net	(63,068)	(45,045)	(208,153)	(117,924)
Other non-operating expenses, net	129	(47,014)	46,692	(94,532)
Total other expense, net	(62,939)	(92,059)	(161,461)	(212,456)

Loss before provision for income taxes	(517,448)	(136,417)	(454,469)	(119,074)
Benefit for income taxes	(29,919)	(21,128)	(28,923)	(4,377)
Net loss	$(487,529)	$(115,289)	$(425,546)	$(114,697)

Basic loss per share	$(8.87)	$(1.87)	$(7.32)	$(2.31)
Weighted average common shares outstanding, basic	54,969,976	61,714,315	58,111,699	49,643,991
Diluted loss per share	$(8.87)	$(1.87)	$(7.32)	$(2.31)
Weighted average common shares outstanding, diluted	54,969,976	61,714,315	58,111,699	49,643,991

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$576,689	$547,665	$2,255,705	$1,322,443

Net loss	$(487,529)	$(115,289)	$(425,546)	$(114,697)
Interest expense, net of interest income	63,068	45,045	208,153	117,924
Benefit for income taxes	(29,919)	(21,128)	(28,923)	(4,377)
Depreciation and amortization	73,052	77,283	300,559	144,786
Non-operating (income) expense(1)	(1,861)	56,906	(46,176)	61,071
Foreign exchange loss (gain), net	1,732	(9,892)	(516)	33,461
Transaction costs(2)	46,009	33,845	85,604	84,543
Share-based compensation	9,780	6,310	27,912	20,143
Gain on sale-leaseback	—	—	(50,766)	(53,425)
Contract termination	—	30,000	—	30,000
Impairment charges	463,978	—	463,978	4,675
Planned business divestiture(3)	5,585	—	5,585	—
Other(4)	1,923	15,616	8,651	5,798
Adjusted EBITDA	$145,818	$118,696	$548,515	$329,902

Net loss margin	(84.5)%	(21.1)%	(18.9)%	(8.7)%
Adjusted EBITDA margin	25.3%	21.7%	24.3%	24.9%
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(1)    Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain on bargain purchases, (iii) loss on extinguishment of debt, and, (iv) other (income) expense, net.
(2)    Includes acquisition costs, integration costs related to the Company's Interactive business, financing related expenses, Bally's Chicago costs, and restructuring costs for the applicable periods.
(3)    Losses related to a North America Interactive business that Bally’s is marketing as held-for-sale as of December 31, 2022.
(4)    Other includes the following non-recurring items for the applicable periods: (i) non-routine legal expenses, net of recoveries for matters outside the normal course of business, (ii) insurance recoveries received due to the effects of Hurricane Zeta on Bally’s Hard Rock Biloxi property, (iii) rebranding expenses in connection with Bally’s corporate name change, (iv) professional fees and other costs incurred to establish the partnership with Sinclair and acquire Bally's Interactive, (v) business interruption related recoveries, and (vi) other individually de minimis expenses.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Quarter Ended December 31, 2022	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$319,178	$26,293	$231,218	$—	$576,689

Net income (loss)	$32,806	$(355,285)	$(39,935)	$(125,115)	$(487,529)
Interest expense, net of interest income	50	(6)	(159)	63,183	63,068
Provision (benefit) for income taxes	3,806	(69,463)	11,863	23,875	(29,919)
Depreciation and amortization	20,336	2,463	41,925	8,328	73,052
Non-operating (income) expense(1)	—	228	(2,188)	99	(1,861)
Foreign exchange (gain) loss, net	—	3,142	(1,404)	(6)	1,732
Transaction costs(1)	—	15,242	5,546	25,221	46,009
Share-based compensation	—	—	—	9,780	9,780
Impairment charges	—	390,656	73,322	—	463,978
Planned business divestiture(1)	—	5,585	—	—	5,585
Other(1)	1	851	429	642	1,923
Allocation of corporate costs	19,922	729	—	(20,651)	—
Adjusted EBITDA	$76,921	$(5,858)	$89,399	$(14,644)	$145,818
Rent expense associated with triple net operating leases (2)	18,596				18,596
Adjusted EBITDAR	$95,517				$164,414
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(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)” table above.
(2)Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with Gaming and Leisure Properties, Inc. (“GLPI”) for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities and Bally’s Black Hawk, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

Quarter Ended December 31, 2021	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$277,837	$18,565	$251,263	$—	$547,665

Net income (loss)	$24,765	$(14,788)	$24,337	$(149,603)	$(115,289)
Interest expense, net of interest income	13	(3)	(27)	45,062	45,045
Provision (benefit) for income taxes	14,384	(1,896)	(4,261)	(29,355)	(21,128)
Depreciation and amortization	14,949	7,405	46,341	8,588	77,283
Non-operating (income) expense(1)	—	—	(3)	56,909	56,906
Foreign exchange loss (gain), net	—	368	643	(10,903)	(9,892)
Transaction costs(1)	—	182	1,444	32,219	33,845
Share-based compensation	—	—	—	6,310	6,310
Contract termination expense	—	—	—	30,000	30,000
Other(1)	(342)	(77)	1,470	14,565	15,616
Allocation of corporate costs	21,408	489	—	(21,897)	—
Adjusted EBITDA	$75,177	$(8,320)	$69,944	$(18,105)	$118,696
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)” table above.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Year Ended December 31, 2022	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$1,227,563	$81,700	$946,442	$—	$2,255,705

Net income (loss)	$182,574	$(428,099)	$69,498	$(249,519)	$(425,546)
Interest expense, net of interest income	43	(17)	(212)	208,339	208,153
Provision (benefit) for income taxes	57,657	(82,788)	(3,320)	(472)	(28,923)
Depreciation and amortization	65,982	26,823	174,180	33,574	300,559
Non-operating (income) expense(1)	—	122	(2,707)	(43,591)	(46,176)
Foreign exchange (gain) loss, net	—	(1,466)	977	(27)	(516)
Transaction costs(1)	6,079	16,182	9,484	53,859	85,604
Share-based compensation	—	—	—	27,912	27,912
Gain on sale-leaseback	(50,766)	—	—	—	(50,766)
Impairment charges	—	390,656	73,322	—	463,978
Planned business divestiture(1)	—	5,585	—	—	5,585
Other(1)	1,719	4,926	429	1,577	8,651
Allocation of corporate costs	82,329	2,347	—	(84,676)	—
Adjusted EBITDA	$345,617	$(65,729)	$321,651	$(53,024)	$548,515
Rent expense associated with triple net operating leases(2)	53,313				53,313
Adjusted EBITDAR	$398,930				$601,828
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)” table above.
(2)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment (unaudited)” table above.

Year Ended December 31, 2021	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$1,032,828	$38,352	$251,263	$—	$1,322,443

Net income (loss)	$186,287	$(36,879)	$24,337	$(288,442)	$(114,697)
Interest expense, net of interest income	37	(15)	(27)	117,929	117,924
Provision (benefit) for income taxes	72,128	(8,281)	(4,261)	(63,963)	(4,377)
Depreciation and amortization	54,120	18,096	46,341	26,229	144,786
Non-operating (income) expense(1)	—	—	(3)	61,074	61,071
Foreign exchange (gain) loss, net	—	355	643	32,463	33,461
Transaction costs(1)	—	12,682	1,444	70,417	84,543
Share-based compensation	—	—	—	20,143	20,143
Gain on sale-leaseback	(53,425)	—	—	—	(53,425)
Contract termination expense	—	—	—	30,000	30,000
Impairment charges	4,675	—	—	—	4,675
Other(1)	(16,334)	—	1,470	20,662	5,798
Allocation of corporate costs	70,217	1,629	—	(71,846)	—
Adjusted EBITDA	$317,705	$(12,413)	$69,944	$(45,334)	$329,902
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)” table above.

BALLY'S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$212,515	$206,193

Term Loan Facility	$1,925,550	$1,945,000
Revolving Credit Facility	137,000	85,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	750,000	750,000
Less: Unamortized original issue discount	(27,729)	(31,425)
Less: Unamortized deferred financing fees	(46,266)	(52,348)
Long-term debt, including current portion	$3,488,555	$3,446,227
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,469,105	$3,426,777

Cash Flow Data

	Quarter Ended December 31,			Year Ended December 31,
(in thousands)	2022	2021	2020	2022	2021	2020
Capital expenditures	$44,893	$32,393	$6,717	$212,256	$97,525	$15,283
Cash paid for internally developed software	3,704	13,865	—	37,121	15,891	—
Acquisition of gaming licenses	2,087	25,750	—	55,117	30,159	—
Cash payments associated with triple net operating leases(1)	17,446	11,353	—	58,029	26,720	—
________________________________
(1)Consists of payments made in connection with the Company's triple net operating leases, as defined above.